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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITEDGLOBALCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        November 17, 2003

Dear Fellow Stockholder:

        You are invited to attend a special meeting of the stockholders of UnitedGlobalCom, Inc. which will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado, on December 17, 2003, at 10:00 a.m., local time. We have enclosed a notice of the special meeting, a proxy statement and a proxy card.

        At the special meeting, you will be asked to (i) consider and vote upon the issuance of a total of up to 171,238,160 shares of our Class A common stock, as such number may be adjusted as described in the attached proxy statement, (ii) consider and vote upon our amended Equity Incentive Plan for employees, directors and consultants, and (iii) transact such other business as may properly come before the special meeting.

        The approval of the issuance of our common stock relates to our previously announced offer to exchange 10.3 shares of our Class A common stock for each outstanding share of common stock of UGC Europe, Inc. not owned by us or our subsidiaries that is validly tendered and not properly withdrawn on or before the expiration date of the exchange offer. We currently own 66.75% of the outstanding shares of UGC Europe common stock. These shares will be issued in connection with the exchange offer and the subsequent merger of UGC Europe with one of our wholly-owned subsidiaries. Stockholder approval of the exchange offer and merger themselves is not required, and we are not seeking stockholder approval of the exchange offer or the merger. The approval of our amended Equity Incentive Plan relates to certain changes to our Equity Incentive Plan since the Equity Incentive Plan was approved by our stockholders on September 30, 2003.

        Our board of directors has approved both proposals and recommends that you vote in favor of each proposal. You should be aware that some of our directors also serve as directors of UGC Europe. Accordingly, these directors may have interests in the proposed share issuance that are different from or in addition to yours.

        Whether or not you are personally able to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

        Approval of the proposal regarding the issuance of our common stock and the proposal regarding our amended Equity Incentive Plan each requires the affirmative vote of the holders of a majority of the votes held by shares of our Class A common stock, Class B common stock and Class C common stock, voting as a single class. Holders of shares of Class A common stock, Class B common stock and Class C common stock representing more than 95% of the outstanding votes have indicated that they will vote in favor of these proposals. Only holders of our common stock at the close of business on the record date will be entitled to vote at the special meeting.

        Please review the entire proxy statement carefully.    If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Investor Relations Department at (303) 770-4001.

Sincerely yours,

Gene W. Schneider Chairman of the Board and Chief Executive Officer

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on December 17, 2003

        A special meeting of the stockholders of UnitedGlobalCom, Inc. ("United"), will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado on December 17, 2003 at 10:00 a.m., local time, for the following purposes:

(i)
to consider and vote upon a proposal (the "Share Issuance Proposal") to approve the issuance of a total of up to 171,238,160 shares of our Class A common stock (as such number may be adjusted as described in the attached proxy statement), which will be issued in connection with the offer by our wholly-owned indirect subsidiary, Europe Acquisition, Inc., to exchange shares of our Class A common stock for the outstanding shares of UGC Europe, Inc. ("UGC Europe") common stock not owned by us or our subsidiaries, and the subsequent merger of UGC Europe with one of our wholly-owned subsidiaries;

(ii)
to consider and vote upon a proposal (the "Incentive Plan Proposal" and, together with the Share Issuance Proposal, the "Proposals") to approve United's amended Equity Incentive Plan for employees, directors and consultants; and

(iii)
to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        We and our subsidiaries currently own approximately 66.75% of the outstanding shares of UGC Europe common stock. Stockholder approval of the exchange offer and merger themselves is not required, and we are not seeking stockholder approval of the exchange offer or the merger.

        Holders of record of United's Class A common stock, Class B common stock, and Class C common stock at the close of business on November 14, 2003, the record date of the meeting, will be entitled to notice of, and to vote at, the meeting. Holders of record of United's Class A common stock, Class B common stock and Class C common stock vote as a single class, subject to the provisions of United's Restated Certificate of Incorporation and that certain Standstill Agreement among United and the holders of the Class C common stock. A list of stockholders entitled to vote at the meeting will be available at United's office for review by any stockholder, for any purpose germane to the meeting, for at least 10 days prior to the meeting.

        Shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting and you hold shares of Class A common stock, you may vote your shares in a number of ways. You may mark your votes, date and sign the enclosed proxy card and return it promptly in the accompanying, postage prepaid envelope. If you have shares of Class A common stock registered in your own name, you may choose to vote those shares via the Internet at www.eproxy.com/ucoma or you may vote telephonically, within the U.S. and Canada only, by calling 1-800-435-6710 (toll free). Such proxy action or voting by telephone or Internet does not affect your right to vote in person in the event you attend the meeting. If your shares of Class A common stock are registered in street name, however, you will need a representation from your broker as to your stockholder status in order to vote in person at the meeting. Such representation is not necessary to attend the meeting.

        For stockholders of Class B common stock or Class C common stock, the shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the accompanying postage prepaid envelope so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Such proxy action does not affect your right to vote in person in the event you attend the meeting.

        Our board of directors believes that approving the Proposals is advisable for and in the best interests of us and our stockholders. Our board of directors recommends that you vote in favor of the Proposals. You should be aware that some of our directors also serve as directors of UGC Europe and, accordingly, these directors may have interests in the Share Issuance Proposal that are different from or in addition to yours. Approval of each Proposal requires the affirmative vote of the holders of a majority of the votes held by shares represented in person or by proxy at the special meeting.

        This notice and the attached proxy statement are dated November 17, 2003 and are first being mailed to United's stockholders on or about November 17, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

Ellen P. Spangler, Secretary

Denver, Colorado
November 17, 2003

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE PREPAID ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

UnitedGlobalCom, Inc.

4643 South Ulster Street, Suite 1300
Denver, Colorado 80237

PROXY STATEMENT

        We are furnishing this proxy statement to holders of Class A common stock, Class B common stock, and Class C common stock, each $.01 par value per share, of UnitedGlobalCom, Inc., a Delaware corporation ("United"), in connection with the solicitation of proxies by the Board of Directors of United (the "Board") for use at a special meeting of United's stockholders or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

        The date of this proxy statement is November 17, 2003, and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about November 17, 2003.

Time and Place; Purpose

        The special meeting will be held at 10:00 a.m., local time, on December 17, 2003, at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado. At the meeting, our stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

  •
  to approve the issuance (the "Share Issuance Proposal") of a total of up to 171,238,160 shares of our Class A common stock, as such number may be adjusted as described below. These shares will be issued in connection with:

  •
  the offer by our wholly-owned indirect subsidiary, Europe Acquisition, Inc. ("Europe Acquisition"), to exchange (the "Exchange Offer") shares of our Class A common stock for the outstanding shares of UGC Europe, Inc. ("UGC Europe") common stock not owned by us or our subsidiaries that are validly tendered and not properly withdrawn on or before the expiration date of the Exchange Offer; and

  •
  upon successful completion of the Exchange Offer, the "short-form" merger of UGC Europe with one of our wholly-owned subsidiaries (the "Merger"); and

  •
  to approve United's amended Equity Incentive Plan for employees, directors and consultants (the "Incentive Plan Proposal").

Stockholder approval of the Exchange Offer and the Merger themselves is not required, and we are not seeking stockholder approval of the Exchange Offer or the Merger.

        Our board of directors has determined that the Proposals are advisable for and in the best interests of us and our stockholders. Our board of directors recommends that you vote in favor of each Proposal.

Voting Rights; Record Date

        Our board of directors has fixed the close of business on November 14, 2003 (the "Record Date"), as the record date for the determination of holders of common stock entitled to receive notice of and to vote at the special meeting. Accordingly, only holders of record of shares of common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the meeting. At the close of business on the Record Date, we had outstanding and entitled to vote at the meeting 105,314,202 shares of Class A common stock, 8,198,016 shares of Class B common stock and 303,123,542 shares of Class C common stock. The Class A common stock, Class B common stock and Class C common stock (collectively, the "Common Stock") vote together as a single class on all matters, except where otherwise required by the Delaware General Corporation Law or our restated certificate of incorporation. Each share of Class A common stock has one vote, and each share of Class B common stock and Class C common stock has ten votes on each matter on which holders of such shares of such classes are entitled to vote at the meeting.

        The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting. A Proposal will not be approved by the stockholders unless the holders of a majority of the votes held by shares represented in person or by proxy at the special meeting, voting as a single class, approve such Proposal.

        As of the Record Date, holders of Class A common stock, Class B common stock and Class C common stock, together having more than 95% of the total vote, have indicated their intention to vote in favor of the Proposals.

Proxies

        All shares of common stock represented by properly executed proxies received or, with respect to holders of Class A common stock, proxies received by following the instructions for voting by telephone or via the Internet, before or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the special meeting, shares of common stock represented by a properly executed proxy will be voted FOR the Proposals. The Proposals are the only matters to be acted upon at the meeting. As to any other matter that may properly come before the special meeting the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly submitted proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, will not be voted and will have no effect. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the special meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting.

        A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of United a signed notice of revocation or a later dated signed proxy or by attending the special meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy. For votes submitted by telephone or via the Internet, follow the instructions concerning revocations. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the meeting.

        The cost, if any, of solicitation of proxies will be paid by United. In addition to solicitation by mail, officers and employees of United may solicit proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. United will promptly deliver a separate copy of this document to you if you call or write United at the following address or phone number: 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, phone (303) 770-4001, Attention: Investor Relations Department. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.

Independent Auditors

        Representatives from KPMG LLP, our independent auditors, are expected to be present at the special meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of October 31, 2003 certain information concerning the beneficial ownership of all classes of our common stock by:

  •
  each stockholder who is known by United to own beneficially more than 5.0% of any class of the outstanding common stock at such date;

  •
  each of the directors;

  •
  each of the named executive officers; and

  •
  all of the directors and named executive officers as a group.

At the election of the holder, shares of Class B common stock are convertible immediately into shares of Class A common stock on a one-for-one basis. Also, shares of Class C common stock are convertible, subject to the restrictions contained in a stockholders agreement with the holder of the Class C common stock, into either shares of Class A common stock or shares of Class B common stock, as the case may be, in accordance with the terms of the Class C common stock as more fully described in United's Restated Certificate of Incorporation.

        Shares issuable within 60 days upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. So far as United knows, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated below and in the notes to the table. The number of shares indicated as owned by all of the named executive officers of United, and Tina M. Wildes, a director and officer of United, includes interests in shares held by the trustee of United's defined contribution 401(k) plan ("401(k) Plan") as of June 30, 2003. The shares held by the trustee of the 401(k) Plan for the benefit of these persons are voted as directed by the 401(k) Plan fiduciary.

        Those founders of United who are listed in footnote 20 of the table are deemed to have beneficial ownership of other founders' voting securities under a founders agreement dated as of January 30, 2002, which provides that the parties thereto will vote their shares in favor of the election of four directors nominated by four of the founders. The term "founders" refers to certain long-time holders of United common stock.

Beneficial Ownership

					Voting Power
Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Election of Directors(2)	Other Matters
Gene W. Schneider(3)	Class A Common	1,380,630	(4)	1.3%
	Class B Common	6,561,673	(5)	65.9%

	Total	7,942,303			32.5%	2.1%
Robert R. Bennett	Class A Common	143,750	(6)	*	*	*
Albert M. Carollo(3)	Class A Common	312,916	(7)	*
	Class B Common	222,420	(8)	2.7%

	Total	535,336			1.4%	*
John P. Cole, Jr.	Class A Common	502,011	(9)	*	*	*
John W. Dick	Class A Common	—		—	—	—
Michael T. Fries	Class A Common	1,379,145	(10)	1.3%	*	*
Gary S. Howard	Class A Common	43,750	(6)	*	*	*
David B. Koff	Class A Common	—		—	—	—
John C. Malone	Class A Common	159,165	(11)	*	*	*
Curtis W. Rochelle(3)	Class A Common	609,050	(12)	*
	Class B Common	2,019,308	(13)	24.6%

	Total	2,628,358			11.1%	*
Mark L. Schneider	Class A Common	635,776	(14)	*	*	*
Tina M. Wildes(3)	Class A Common	534,464	(15)	*
	Class B Common	416,956	(16)	5.1%

	Total	951,420			2.5%	*
Ellen P. Spangler	Class A Common	775,259	(17)	*	*	*
Frederick G. Westerman III	Class A Common	573,862	(18)	*	*	*
All directors and executive officers as a group	Class A Common	6,849,814		6.2%
	Class B Common	9,220,357		92.6%
	Total	16,070,171			47.2%	3.1%
Liberty Media Corporation(3)(19)	Class A Common	4,327,530		4.1%
	Class C Common	303,123,542		100%
	Total	307,451,072			2.3%	94.3%
Founders(3)(20)(21)	Class A Common	4,915,181		4.5%
	Class B Common	9,952,961		100%
	Total	14,868,142			50.1%	3.2%
Capital Research and Management Company(22)	Class A Common	13,948,897		13.2%	7.4%	*
DEF Associates N.V., Arnhold and S. Bleichroeder Holdings, Inc. (collectively "Bleichroeder") and Michael Kellen(23)	Class A Common	6,401,300		6.1%	3.4%	*
Smith Barney Fund Management LLC ("SB Fund") and parent entities(24)	Class A Common	9,498,472		9.0%	5.1%	*
Wellington Management Company, LLP(25)	Class A Common	10,890,350		10.3%	5.8%	*

*
Less than 1%.

(1)
The figures for the percent or number of shares of each class are based on 105,313,270 shares of Class A common stock (after elimination of treasury shares and shares of United held by its subsidiaries), 8,198,016 shares of Class B common stock (after elimination of treasury shares) and 303,123,542 shares of Class C common stock, respectively, outstanding on July 31, 2003.

(2)
The percentages reflect the voting power for the election of eight members of United's 12-member board. Liberty Media Corporation ("Liberty") as the beneficial holder of all outstanding shares of Class C common stock elects the remaining four members of United's Board.

(3)
On August 18, 2003, the founders agreed to transfer all their shares of Class B common stock (excluding Class B common stock issuable upon exercise of options) to Liberty in exchange for shares of Series A common stock of Liberty and cash. Such shares of our Class B common stock represent all of our outstanding Class B common stock. The closing of the share exchange is subject to the satisfaction or waiver of various closing conditions. The combination of the Class B common stock with the Class C common stock already owned by Liberty will give Liberty ownership of approximately 75.8% of United's common stock representing approximately 96.9% of the combined voting power of United's common stock.

(4)
Includes 1,164,629 shares of Class A common stock that are subject to presently exercisable options and 7,711 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Schneider.

(5)
Includes 3,063,512 shares of Class B common stock owned by the G. Schneider Holdings, LLLP of which Mr. Schneider is the general partner. In addition, includes 1,754,945 shares of Class B common stock that are subject to presently exercisable options.

(6)
Includes 43,750 shares of Class A common stock that are subject to presently exercisable options.

(7)
Includes 82,916 shares of Class A common stock that are subject to presently exercisable options.

(8)
Includes 222,420 shares of Class B common stock owned by the Carollo Company, a general partnership of which Mr. Carollo is the general partner.

(9)
Includes 162,916 shares of Class A common stock that are subject to presently exercisable options.

(10)
Includes 1,358,478 shares of Class A common stock that are subject to presently exercisable options and 6,485 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Fries.

(11)
Includes 159,165 shares of Class A common stock that are subject to presently exercisable options.

(12)
Includes 82,916 shares of Class A common stock that are subject to presently exercisable options. Also includes 142,134 shares of Class A common stock owned by the Rochelle Investment Limited Partnership ("RILPartnership") of which the Marian H. Rochelle Revocable Trust is the general partner and Mr. Rochelle's spouse Marian Rochelle is the trustee of said trust; and 150,000 shares of Class A common stock owned by the Rochelle Limited Partnership of which the Curtis Rochelle Trust is the general partner and Mr. Rochelle is the trustee of said Trust; and 4,000 shares of Class A common stock owned by K&R Enterprises of which Mr. Rochelle is a director and greater than 10% stockholder. Mr. Rochelle disclaims beneficial ownership of the shares held by his spouse and the shares held by K&R Enterprises, except to the extent of his pecuniary interest therein.

(13)
Includes 222,368 shares of Class B common stock owned by the RILPartnership and 1,796,940 shares of Class B common stock owned by the Rochelle Limited Partnership. Mr. Rochelle disclaims beneficial ownership of the shares held by his spouse.

(14)
Includes 395,833 shares of Class A common stock that are subject to presently exercisable options and 5,257 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Schneider.

(15)
Includes 409,570 shares of Class A common stock that are subject to presently exercisable stock options, 2,834 shares of Class A common stock held by the trustee of the 401(k) Plan, and the following securities owned by Ms. Wildes' spouse: 26,000 shares of Class A common stock, 4,796 shares of Class A common stock held by the trustee of the 401(k) Plan and 43,581 shares of Class A common stock that are subject to presently exercisable stock options. Ms. Wildes disclaims beneficial ownership of such shares owned by her spouse.

(16)
Includes 400,000 shares of Class B common stock held by The Gene W. Schneider Family Trust, (the "GWS Trust"), of which Ms. Wildes is a trustee and a beneficiary. Ms. Wildes disclaims beneficial ownership of the shares held by the GWS Trust, except to the extent of her pecuniary interest therein.

(17)
Includes 683,234 shares of Class A common stock that are subject to presently exercisable stock options and 7,805 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Ms. Spangler.

(18)
Includes 569,564 shares of Class A common stock that are subject to presently exercisable stock options and 4,298 shares of Class A common stock held by the trustee of the 401(k) Plan for the benefit of Mr. Westerman.

(19)
The number of shares of Class A common stock and Class C common stock in the table is based upon Amendment No. 2 to the Schedule 13D filed August 21, 2003, by Liberty. As stated in such Amendment, Liberty may have shared voting and dispositive powers as to 1,589,360 shares of its Class A common stock and as to 9,859,336 shares of its Class C common stock. The address of Liberty is 12300 Liberty Boulevard, Englewood, Colorado 80112. Robert R. Bennett, Gary S. Howard, David B. Koff, and John C. Malone, all directors of United, are also officers and/or directors of Liberty.

(20)
The founders and the number and percentage of class each founder beneficially owns (assuming the exercise of options for common stock) are indicated below (in each case after elimination of treasury shares and United shares held by its subsidiaries).

a.
Albert M. Carollo, Sr.: 535,336 shares (312,916 Class A shares; 222,420 Class B shares owned by Carollo Company), which represents less than 1.0% of outstanding Class A common stock and 2.7% of outstanding Class B common stock;

b.
Carollo Company: 222,420 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 2.7% of outstanding Class B common stock;

c.
Albert & Carolyn Company: 222,412 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 2.7% of outstanding Class B common stock;

d.
James R. Carollo Living Trust: 222,412 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 2.7% of outstanding Class B common stock;

e.
John B. Carollo Living Trust: 111,200 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 1.4% of outstanding Class B common stock;

f.
Michael T. Fries: 1,379,145 shares of Class A common stock, which represents 1.3% of outstanding Class A common stock;

g.
The Fries Family Partnership: no shares;

h.
Curtis Rochelle: 2,263,856 shares (312,916 Class A shares; 150,000 Class A shares and 1,796,940 Class B shares owned by the Rochelle Limited Partnership; 4,000 Class A shares owned by K & R Enterprises, a corporation), which represents less than 1.0% of outstanding Class A common stock and 21.9% of outstanding Class B common stock;

i.
Rochelle Limited Partnership: 1,946,940 shares (150,000 Class A shares and 1,796,940 shares of Class B common stock), which represents less than 1.0% of outstanding Class A common stock and 21.9% of Class B common stock;

j.
Marian Rochelle: 368,502 shares (142,134 Class A shares and 222,368 Class B shares owned by the RILPartnership; 4,000 shares owned by K & R Enterprises, a corporation), which represents less than 1.0% of outstanding Class A common stock and 2.7% of Class B common stock;

k.
RILPartnership: 364,502 shares (142,134 Class A shares and 222,368 Class B shares), which represents less than 1.0% of outstanding Class A common stock and 2.7% of Class B common stock;

l.
Jim Rochelle: 66,912 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and less than 1.0% of outstanding Class B common stock;

m.
Kathleen Jaure: 76,912 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and less than 1.0% of outstanding Class B common stock;

n.
April Brimmer Kunz: 99,956 shares (63,200 Class A shares and 32,756 Class B shares; 4,000 shares owned by K & R Enterprises, a corporation), which represents less than 1.0% of outstanding Class A common stock and less than 1.0% of outstanding Class B common stock;

o.
Gene W. Schneider: 7,942,322 shares (1,372,919 Class A shares and 3,498,161 Class B shares; 3,063,512 Class B shares owned by the G. Schneider Holdings, LLLP), which represents 1.3% of outstanding Class A common stock and 65.9% of outstanding Class B common stock;

p.
G. Schneider Holdings, LLLP: 3,063,512 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 37.4% of outstanding Class B common stock;

q.
Mark L. Schneider: 635,776 shares of Class A common stock, which represents less than 1.0% of outstanding Class A common stock;

r.
The GWS Trust: 400,000 shares of Class B common stock, which represents less than 1.0% of outstanding Class A common stock and 4.9% of Class B common stock;

s.
The MLS Family Partnership LLLP: no shares;

t.
Tina M. Wildes: 551,420 shares (460,087 Class A shares and 16,956 Class B shares; 74,377 Class A shares owned by her spouse), which represents less than 1.0% of outstanding Class A common stock and less than 1.0% of outstanding Class B common stock.

(21)
Albert M. Carollo, Sr., Carollo Company, Albert & Carolyn Company, and the John B. Carollo Living Trust each has its principal business office at 602 Broadway, Rock Springs, Wyoming 82901. The James R. Carollo Living Trust has its principal business office at Box 772870, Steamboat Springs, CO 80477. Curtis Rochelle, Rochelle Limited Partnership, Marian Rochelle and RILPartnership each has its principal business office at 2717 Carey Avenue, Cheyenne, Wyoming 82001. Gene W. Schneider, G. Schneider Holdings, LLLP, Mark L. Schneider, the GWS Trust, The Fries Family Partnership LLLP,

  The MLS Family Partnership LLLP, Michael T. Fries and Tina M. Wildes each has its principal business office at 4643 S. Ulster Street, Suite 1300, Denver, Colorado 80237. The address for Ms. K. Jaure is Box 321, Rawlins, Wyoming 82301. The address for Ms. A. Kunz is 6210 Brimmer Road, Cheyenne, Wyoming 82009. The address for Mr. J. Rochelle is Box 967, Gillette, Wyoming 82717.

(22)
The number of shares of Class A common stock in the table is based upon Amendment No. 6 to the Schedule 13G dated February 10, 2003, filed by Capital Research and Management Company ("Capital Research") and SMALLCAP World Fund, Inc. ("SMALLCAP") with respect to the Class A common stock. Capital Research, an investment advisor, is the beneficial owner of 13,466,680 shares of Class A common stock, as a result of acting as investment advisor to various investments companies. SMALLCAP, an investment company advised by Capital Research, is the beneficial owner of 6,726,675 shares of Class A common stock. The Schedule 13G reflects that Capital Research has no voting power over said shares and sole dispositive power over the shares of Class A common stock and that SMALLCAP has sole voting power over its shares but no dispositive power. Also includes 482,217 shares of Class A common stock acquired by affiliates of Capital Research on February 13, 2003. The address of Capital Research and SMALLCAP is 333 South Hope Street, Los Angeles, California 90071

(23)
The number of shares of Class A common stock in the table is based upon a Schedule 13G dated August 30, 2002. The Schedule 13G reflects that M. Kellen has shared voting and shared dispositive powers over the Class A common stock and Bleichroeder has shared voting and shared dispositive power over 4,612,600 shares of the Class A common stock. Bleichroeder disclaims beneficial ownership of all shares, except for 4,612,600 shares of Class A common stock. The address of the reporting persons is 1345 Avenue of the Americas, New York, NY 10105.

(24)
The number of shares of Class A common stock in the table is based upon Amendment No. 3 to a Schedule 13G dated February 6, 2003, filed by SB Fund and its parent entities Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup") with respect to the Class A common stock. Citigroup is the sole stockholder of SSB Holdings which is the sole stockholder of SB Fund. Citigroup and SSB Holdings filed as parent holding companies of subsidiaries. Citigroup, Inc. has shared voting power and dispositive power over the shares of Class A common stock. SSB Holdings has shared voting power and dispositive power over 9,498,172 shares of Class A common stock and SB Fund has shared voting power and dispositive power over 6,259,299 shares of Class A common stock. The address of Citigroup, Inc. is 399 Park Avenue, New York, NY 10043. The address of SSB Holdings is 388 Greenwich Street, New York, NY 10013. The address of SB Fund is 125 Broad Street, New York, NY 10003.

(25)
The number of shares of Class A common stock in the table is based on Amendment No. 1 to a Schedule 13G dated September 30, 2003, filed by Wellington Management Company, LLP ("WMC") with respect to the Class A common stock. WMC, an investment advisor and parent holding company, is the beneficial owner of 10,890,350 shares of Class A common stock. The Schedule 13G reflects that WMC has shared voting power as to 8,454,850 shares of its Class A common stock and shared dispositive power over all its shares of Class A common stock. The address of WMC is 75 State Street, Boston, MA 02109.

        No equity securities in any of our subsidiaries, including directors' qualifying shares, are owned by any of our executive officers or directors, except as stated below. The following discussion sets forth ownership information as of September 3, 2003 and within 60 days thereof with respect to stock options.

        The following executive officers and directors own shares of common stock of UGC Europe as of September 3, 2003, as follows: (i) Mr. Gene W. Schneider—167 shares; (ii) Mr. Fries—16 shares; (iii) Mr. Mark L. Schneider—162 shares; (iv) Mr. Carollo—54 shares; and (v) Mr. Cole—26 shares. In each case, such ownership is less than 1% of UGC Europe's outstanding shares. As a group, such aggregate ownership would be less than 1% of UGC Europes's outstanding shares.

        Liberty currently beneficially owns shares of our Class A and Class C common stock representing 75.3% of our Class A common shares (assuming all of the Class C common shares, and none of the Class B common shares, are converted into an equal number of Class A common shares) and 94.3% of our outstanding voting power in all matters other than the election of directors. Based on Liberty's beneficial ownership of all of the outstanding shares of our Class C common stock, Liberty currently has the power to elect four members of our 12-member board of directors.

        On August 18, 2003, Liberty and certain of our founding stockholders entered into a share exchange agreement pursuant to which, among other things, Liberty will acquire all of the outstanding shares of our Class B common stock and the existing standstill agreement between us and Liberty will be terminated. Upon completion of the transactions contemplated by such share exchange agreement,

Liberty will own 75.8% of our common stock, which will represent 96.9% of the combined voting power of our common stock (without giving effect to the exchange offer and merger), and Liberty will be entitled to convert a sufficient number of shares of our Class C common stock to Class B common stock to control all matters to be voted upon by our stockholders, including for the election of our entire 12-member board of directors. The transactions contemplated by the share exchange agreement are subject to certain conditions, but subject to those conditions we anticipate that those transactions will be consummated in early 2004. Upon completion of Liberty's exchange with our founding stockholders and assuming the completion of the exchange offer and merger, and the exercise by Liberty of its preemptive right to acquire additional shares of our Class A common stock, Liberty will own approximately 55.0% of our common stock, which will represent approximately 92.0% of the combined voting power of our common stock in all matters, including the election of directors. In connection with the exchange offer, Liberty and we have agreed to modify the preemptive rights provisions of the standstill agreement, which modified provisions will survive the termination of the standstill agreement.

        We and Liberty agreed to revised terms to Liberty's right to acquire shares upon completion of the Exchange Offer pursuant to a preemptive right set forth in a standstill agreement with us. The revised agreement provides that Liberty will have the option (but not the obligation) to acquire up to a number of shares of our Class A common stock to enable it to hold 55.0% of the total number of shares outstanding following the Exchange Offer and Merger (assuming for purposes of that calculation that Liberty had acquired approximately 8.2 million shares of our common stock pursuant to the share exchange agreement with our founding stockholders) or, if greater, a number of shares, the purchase price for which would retire Liberty's $102.7 million loan to us (but not exceeding the number of shares that would enable Liberty to hold more than 60.0% of the total number of shares outstanding, taking into account the shares to be acquired in the transaction with our founding stockholders). The purchase price of the shares will be the arithmetic average of the volume weighted average prices for UGC Europe common stock for each of the three full trading days ending on the trading day immediately prior to the publication of notice of the acceptance of shares in the exchange offer, divided by 10.3, the exchange ratio.

        As a result of its ownership of our common stock following the consummation of the transactions contemplated by the share exchange agreement, the conversion of our Class C common stock to Class B common stock and the voting power attributable thereto, and the termination in part of the existing standstill agreement between us and Liberty, Liberty will have sufficient voting power, without the vote of any other stockholder, to determine the outcome of any action presented to a vote of our stockholders, including the approval of extraordinary corporate transactions and amendments to our certificate of incorporation and bylaws. The interests of Liberty may diverge from your interests, and it may be in a position to cause or require us to act in a way that is inconsistent with the general interests of the holders of our common stock.

PROPOSAL 1—Issuance of United Class A Common Shares

General

        You are being asked to consider and vote upon a proposal to issue a total of up to 171,238,160 shares of our Class A common stock, as such number may be adjusted as described below. These shares will be issued in connection with the Exchange Offer and the proposed Merger. If we change the ratio of the number of our shares of Class A common stock that will be issued in exchange for each share of UGC Europe common stock, the total number of shares to be approved in the Share Issuance Proposal will change proportionately. For example, at the exchange ratio we have offered of 10.3 shares of our Class A common stock for each share of UGC Europe common stock, the number of shares to be approved in the Share Issuance Proposal is 171,238,160. The total number of shares to be approved in this Proposal will increase by 166,251 shares for each increase of 0.01 of a share to be issued for each share of UGC Europe common stock in the Exchange Offer.

        In the Exchange Offer, Europe Acquisition is proposing to acquire all of the outstanding shares of UGC Europe's common stock not owned by us or our subsidiaries in exchange for shares of our Class A common stock. In the Exchange Offer, we have offered to issue 10.3 shares of our Class A common stock for each outstanding share of UGC Europe common stock that is validly tendered and not properly withdrawn on or before the expiration date of the Exchange Offer. We may change this exchange ratio at any time in our sole discretion. Each UGC Europe stockholder who tenders shares of UGC Europe common stock in the Exchange Offer will be entitled to receive cash in lieu of any fractional shares of our Class A common stock that would otherwise have been delivered to such stockholder in connection with the Exchange Offer, after aggregating all fractional shares of our Class A common stock that would otherwise have been issued to the stockholder.

        The Exchange Offer is subject to a non-waivable condition that a sufficient number of shares are validly tendered and not properly withdrawn so that we and our subsidiaries will own at least 90% of the outstanding shares of UGC Europe's common stock following the completion of the Exchange Offer. Upon successful completion of the Exchange Offer, we will complete a "short-form" merger between one of our wholly-owned subsidiaries and UGC Europe, unless we are prevented from doing so by a court or other legal requirement. As provided in Section 253 of the Delaware General Corporation Law, a short-form merger can be effected by a 90% or more stockholder of a company without the approval or participation of the subsidiary company's board of directors or remaining stockholders.

        Upon completion of the Merger, each share of UGC Europe common stock that has not been tendered and accepted for exchange in the Exchange Offer will be converted into the right to receive shares of our Class A common stock. We seek to acquire ownership of 100% of the outstanding shares of UGC Europe capital stock through the Exchange Offer and the Merger.

        Our Board has determined that the Share Issuance Proposal is advisable for and in the best interests of us and our stockholders. Accordingly, the Board has adopted a resolution approving the Share Issuance Proposal. The issuance of the shares is being submitted for the approval of our stockholders pursuant to the requirements of the National Association of Securities Dealers (the "NASD") applicable to companies with securities quoted on the Nasdaq National Market.

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement") relating to the shares of our Class A common stock to be issued to the stockholders of UGC Europe in the Exchange Offer and the Merger.

Reasons for the Share Issuance Proposal

        If we complete the Exchange Offer and the Merger, we and UGC Europe will be able to create a simpler, unified capital structure in which equity investors would participate in our equity at a single level. We also believe that unifying public shareholdings at a single level could lead to greater liquidity for investors, due to the larger combined public float.

        We believe that a unified capital structure will facilitate the investment and transfer of funds between us and UGC Europe and its subsidiaries, thereby facilitating more efficient uses of our consolidated financial resources. We believe this factor could be particularly important if we or UGC Europe sell assets for cash. So long as UGC Europe is not wholly-owned by us, the transfer of funds by us to UGC Europe is subject to potential conflicts of interest.

        We believe that the elimination of public stockholders at the UGC Europe level will create opportunities for organizational efficiencies through, among other things, the combination of UGC Europe's and our separate corporate functions into a better integrated, unitary corporate organization.

Nasdaq Stockholder Approval Requirement

        Because our Class A common stock is quoted on the Nasdaq National Market, we are subject to the Marketplace Rules of the NASD. Although we are not required to obtain stockholder approval of the Exchange Offer or the Merger themselves, Marketplace Rule 4350(i) does require us to seek stockholder approval of the proposed issuance of shares of our Class A common stock in connection with the Exchange Offer and the Merger.

        Under Marketplace Rule 4350(i)(1)(C)(ii), we must obtain stockholder approval before we issue securities in connection with the acquisition of the stock or assets of another company, where the present issuance of common stock (or securities convertible into or exercisable for common stock), other than in a public offering for cash:

  •
  is or will be in excess of 20% of our outstanding common stock before the issuance; or

  •
  constitutes voting power in excess of 20% of our outstanding voting power before the issuance.

        If we acquire all of the outstanding shares of UGC Europe common stock in the Exchange Offer and the Merger, at an exchange ratio of 10.3 we will issue a total of 171,238,160 shares, which represents approximately 163% of the shares of our Class A common stock outstanding as of the Record Date. The number of shares we will issue in the Exchange Offer and Merger will increase proportionately if we increase the exchange ratio.

Effect of Stockholder Approval

        The issuance of shares in the Exchange Offer and the Merger will significantly increase the number of shares of our Class A common stock outstanding and result in existing stockholders owning a smaller percentage of the outstanding Class A common stock. As of the Record Date, there were approximately 105,314,202 shares of our Class A common stock issued and outstanding. Approval by our stockholders of the Share Issuance Proposal at the special meeting will allow us to issue up to 171,238,160 more shares of our Class A common stock in connection with the Exchange Offer and the Merger, assuming the exchange ratio is 10.3. The total number of shares that may be issued in the Exchange Offer and the Merger will increase by 166,251 shares for each increase of 0.01 of a share to be issued for each share of UGC Europe common stock in the Exchange Offer.

Vote Required; Recommendation of the Board

        Approval of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the votes held by shares of our common stock represented in person or by proxy at the special meeting. Unless otherwise instructed, the proxies will vote FOR the Share Issuance Proposal.

        As of the Record Date, holders of Class A common stock, Class B common stock and Class C common stock, together having more than 95% of the total vote, have indicated their intention to vote in favor of the Share Issuance Proposal.

The Board recommends a vote FOR the Share Issuance Proposal.

        In considering the recommendation of the Board with respect to the Share Issuance Proposal, you should be aware that some of our directors also serve as directors of UGC Europe. Accordingly, these directors may have interests in the Share Issuance Proposal that may be different from, or in addition to, the interests of United stockholders generally. The Board was aware of these interests and considered them in considering the Share Issuance Proposal. The Board established a special committee of disinterested directors to vote on the Share Issuance Proposal. The issuance of shares of our Class A common stock in connection with the Exchange Offer and the Merger was approved unanimously by the special committee of our Board.

PROPOSAL 2—Approval of the Amended Incentive Plan

        United's 1993 Stock Option Plan (the "Employee Plan") expired by its terms on June 1, 2003. On August 19, 2003, the Board adopted United's Equity Incentive Plan (the "Incentive Plan") effective September 1, 2003, and directed that the Incentive Plan Proposal be submitted to a vote of the stockholders of United at the meeting. United's Equity Incentive Plan was approved by its stockholders on September 30, 2003. After such stockholder approval of the Incentive Plan, the Board recommended certain changes to the Incentive Plan that give United the ability to issue stock appreciation rights with a base price at, above, or less than the fair market value of United's Common Stock on the date the stock appreciation right is granted. Those changes, along with certain other technical changes, were incorporated into an amended United Equity Incentive Plan (the "Amended Incentive Plan"). The Board has directed that the Amended Incentive Plan be submitted to a vote of the stockholders of United.

        The primary purpose of the amendment to the Incentive Plan is to allow the grant of stock appreciation rights with terms similar to non-qualified stock options, including the use of base prices (like exercise prices of non-qualified stock options) that may be at, above, or less than the fair market value of United's common stock on the date of grant. As with the original Incentive Plan, the Amended Incentive Plan is intended to provide a means whereby employees, consultants and non-employee directors are encouraged to continue in the long-term service of United and to create in such persons a more direct interest in the future success of the operations of United by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Amended Incentive Plan is more closely aligned with the income of United's stockholders. The Board has reserved 39,000,000 shares of common stock, plus an additional number of shares on January 1 of each year equal to 1% of the aggregate shares of Class A and Class B common stock outstanding, for the Amended Incentive Plan.

        Summary.    The Amended Incentive Plan permits the grant of the following awards (the "Awards"): stock options ("Options"), restricted stock awards ("Restricted Stock"), stock appreciation rights ("SARs"), stock bonuses ("Stock Bonuses"), stock units ("Stock Units") and other grants of stock. Employees, consultants and non-employee directors of United and affiliated entities designated by the Board may receive Awards under the Amended Incentive Plan, provided, however, that only non-qualified Options may be granted to non-employee directors. Currently, there are approximately 75 employees of United, 7 non-employee directors of United, and one consultant, as well as certain employees and consultants of affiliates of United, who may be eligible to receive Awards under the Amended Incentive Plan. The Committee has the authority to grant Awards under the Amended Incentive Plan to employees and consultants, and may, under certain circumstances, delegate to officers of United the authority to grant Awards to specified groups of employees and consultants. References in the following discussion to the Committee's power to make grants of Awards and establish the terms of Awards shall include the officers of United to whom such power has been delegated by the Committee. The Board has the sole authority to grant Options under the Amended Incentive Plan to non-employee directors. The Amended Incentive Plan is subject to, and will become effective upon, approval of the Incentive Plan Proposal by the requisite vote of stockholders at the Meeting.

        The Awards that will be granted under the Amended Incentive Plan in the future to eligible employees, consultants and non-employee directors are not determinable because the Committee or Board, as the case may be, may choose to make Awards or may choose to decline to make Awards in accordance with the Committee's or Board's existing policies and the terms of the Amended Incentive Plan. Awards that have been granted under the Amended Incentive Plan are set forth in the "New Plan Benefits" table. The Amended Incentive Plan terminates August 31, 2013. For stock based Awards, the maximum aggregate number of shares that may be issued under the Plan at any time shall be an aggregate of 39,000,000 shares, which may be any combination of Class A common stock or Class B common stock as the Committee may determine in its sole discretion, plus an additional number of shares, which may be any combination of Class A common stock or Class B common stock as the Committee shall determine in its sole discretion, on January 1 of each calendar year (beginning with calendar year 2004) during the duration of the Amended Incentive Plan equal to 1% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on December 31 of the immediately preceding calendar year, provided, however, that the number of shares of Class B common stock as to which Awards may be granted may not exceed 3,000,000, minus the number of shares of Class B common stock as to which Awards have been granted under previous option or incentive plans, unless and until a greater number of shares of Class B common stock may be covered by Awards consistent with the terms of United's Restated Certificate of Incorporation and the Existing Standstill Agreement. The market value of the shares of Class A common stock that may be awarded under the Amended Incentive Plan is approximately $239.85 million, which is based on the maximum number of shares that may be awarded under the Amended Incentive Plan multiplied by $6.15, the last reported sales price of the Class A common stock on the Nasdaq National Market on July 31, 2003.

        The Board believes it is in the best interest of United to approve the Amended Incentive Plan. The approval of the Amended Incentive Plan will allow United to grant SARs on terms similar to non-qualified options ("Non-Qualified Options").

        Approval of the Amended Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the combined voting power of the Class A common stock, the Class B common stock and the Class C common stock as of the Record Date, represented in person or by proxy at the Meeting.

        The Board of Directors recommends that stockholders approve the Amended Incentive Plan. The principal features of the Amended Incentive Plan are summarized below:

        Administration of the Amended Incentive Plan.    The Committee will administer and interpret the Amended Incentive Plan subject to the authority of the Committee to delegate certain functions to officers of United. The Committee will be structured at all times so that it satisfies the "outside director" requirement for the exemption pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As to administration of Options, the Board will have such powers with respect to the grant of Options to non-employee directors.

        Adjustments.    The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A and Class B common stock. The Committee also has discretion to make adjustments in the event of an asset distribution by United, a grant to stockholders to acquire additional shares on a pro rata basis or any other changes in the outstanding Common Stock.

        Options.    The Amended Incentive Plan provides for the grant of either incentive stock options (the "Incentive Options") within the meaning of Section 422 of the Code or Non-Qualified Options. Incentive Options may be granted only to employees.

        The Committee has the sole discretion to determine the employees and consultants to whom Options may be granted, the type of Options granted and the manner in which the Options will vest. The Board has the sole discretion to determine the non-employee directors to whom Non-Qualified Options may be granted and the manner in which the Non-Qualified Options will vest. An Incentive Option, however, can vest each year with respect to no more than $100,000 in value of Common Stock based upon fair market value of the Common Stock on the date of grant of the Incentive Option. Options covering no more than 5,000,000 shares of Class A and Class B common stock in the aggregate may be granted to a single participant during any calendar year.

        The Committee determines the Option term, which can be no longer than 10 years (5 years in case of an Incentive Option granted to an employee who owns Class A and Class B common stock having more than 10.0% of voting power). The Committee determines the exercise price for each Option, which may be more than, less than or equal to the fair market value of the Class A or Class B common stock subject to the Options on date of grant. Incentive Options must, however, have an exercise price that is at least equal to fair market value of the Class A or Class B common stock on the date the Incentive Option is granted (at least equal to 110.0% of fair market value in the case of an Incentive Option granted to an employee who owns Class A and Class B common stock having more than 10.0% of the voting power).

        An option holder may exercise an Option by written notice and payment of the exercise price (i) in cash or certified funds, (ii) by the surrender of a number of shares of Class A or Class B common stock already owned by the option holder for at least six months (or other period specified by the Committee) and with a fair market value equal to the exercise price, (iii) through a broker's transaction by directing the issuance of a certificate for the Class A or Class B common stock to a broker who will sell all or a portion of such Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price, or (iv) any combination of the foregoing methods. Option holders who are subject to withholding of federal and state income tax as a result of exercising an Option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon the exercise of the Option.

        Stock Appreciation Rights.    SARs may be granted to employees or consultants and may entitle the recipient to shares of Common Stock, cash or both. A SAR may be granted under the Amended Incentive Plan to the holder of an Option (a "Related Option") with respect to all or a portion of the shares of Class A or Class B common stock subject to the Related Option (a "Tandem SAR") or may be granted separately to an eligible person (a "Free Standing SAR"). A Tandem SAR may be granted either concurrently with the grant of the Related Option or if the Related Option is a Non-Qualified Option, at any time thereafter and prior to the complete exercise, termination, expiration or cancellation of the Related Option. A Tandem SAR will be exercisable only at the time and to the extent that the Related Option is exercisable and may be subject to such additional limitations on exercisability as the related agreement may provide and in no event after the complete termination or full exercise of the Related Option. Upon exercise of a Tandem SAR, unless the Committee provides otherwise, the holder will be entitled to receive an amount equal in value to the excess of the fair market value of a share of the applicable class of Common Stock on the date of exercise over the exercise price of the Related Option, and the Related Option will be cancelled automatically to the extent of the number of shares of Common Stock with respect to which such Tandem SAR is exercised. Upon the exercise or termination of the Related Option, the Tandem SAR will be canceled automatically to the extent of the number of shares of the Common Stock with respect to which the Related Option was so exercised or terminated. Free Standing SARs will be exercisable at the time, to the extent and upon the terms and conditions determined by the Committee. On the date of grant of a

Free Standing SAR, the Committee will determine the base price per share of the SAR, which may be more than, less than, or equal to the fair market value of the applicable class of Common Stock on such date. Upon exercise of a Free Standing SAR, the holder will be entitled to receive from United, for each share of the applicable class of Common Stock with respect to which the SAR is exercised, an amount equal to the excess of the fair market value of a share of such Common Stock on the date of exercise over the base price per share of such SAR. Amounts payable pursuant to the exercise of a SAR (whether a Tandem SAR or a Free Standing SAR) shall be paid in cash, shares of the applicable class of Common Stock (valued at their fair market value on the date of exercise of the SAR) or a combination thereof as specified by the Committee in its sole discretion. However, unless the Committee provides otherwise, an exercisable Free Standing SAR will be exercised automatically for cash on its expiration date. The Committee may, in its sole discretion, provide for a limit on the amount payable to the holder of the SAR, either upon exercise or in the aggregate, and may establish such other rules and regulations with respect to each grant of SARs as it may determine.

        Restricted Stock Awards.    The Committee may grant Restricted Stock Awards consisting of shares of Common Stock with such restrictions as the Committee shall determine, including but not limited to a period of time which must elapse (the "Restricted Period") or attainment of performance goals or such other restrictions, terms and conditions that must be fulfilled, before the Restricted Stock will become vested. The provisions of any Restricted Stock Award need not be the same with respect to each recipient and are subject to such restrictions as the Committee may establish. Shares of Common Stock may be issued either at the time of the Restricted Stock Award or upon satisfaction of the applicable vesting requirements. If shares of Common Stock will be issued upon vesting of a Restricted Stock Award, the Committee may provide for the payment of dividend equivalents equal to the dividends that would have been paid with respect to the shares of Common Stock covered by the Award during the Restricted Period and such dividend equivalents may be paid either during the Restricted Period or upon vesting of the Restricted Stock Award. Upon becoming the holder of record of the Restricted Stock, the holder will have the right to vote Restricted Stock and to receive such dividends and other distributions, which are paid or distributed on such Restricted Stock, as the Committee may designate, and generally to exercise all other rights as a holder of Common Stock, except that, until the restrictions elapse: (a) such holder will not be entitled to take possession of the stock certificates representing the Restricted Stock; (b) other than dividends and distributions as the Committee may designate, the Company will retain custody of all distributions and such distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Stock; and (c) such holder may not sell, transfer or otherwise dispose of the Restricted Stock. A breach of any restrictions, terms or conditions established by the Committee with respect to any Restricted Stock Award will cause a forfeiture of such Restricted Stock.

        Upon expiration of the applicable Restriction Period and the satisfaction of any other applicable conditions, all or part of the Restricted Stock thereon will become vested. Any Restricted Stock, which does not vest, will be forfeited.

        Stock Units.    The Amended Incentive Plan also authorizes the Committee to grant to eligible persons, either alone or in addition to Options, SARs and Restricted Stock, Awards of Stock Units consisting of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of such Common Stock. The Committee will determine all terms and conditions of Stock Unit Awards, including any restrictions on transfer, any cash payment, deferral periods, or performance requirements. The provisions of any Stock Unit Award need not be the same with respect to each recipient and are subject to such rules as the Committee may establish at the time of grant.

        Stock Bonuses.    Under the Amended Incentive Plan, the Committee may grant Stock Bonuses to eligible persons. Stock Bonuses may be outright grants of Common Stock or may be grants of Common Stock subject to certain specified performance or employment goals.

        Non Transferability.    Except as permitted by law, unless otherwise determined by the Committee and provided in the Award certificate, Awards are non-transferable, except by will or pursuant to the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Awards may be exercised during the lifetime of the holder thereof only by such holder (or his or her court appointed legal representative).

        Effect of Termination of Services.    Unless the Committee specifies otherwise, the following provisions apply with respect to the exercisability of an Award following the termination of the holder's services. With respect to Awards of Options and SARs, the following provisions apply. If a holder's employment, consulting relationship or directorship terminates within six months after the Award's grant date for any reason other than death or disability, or if the employment of the holder is terminated for cause at any time, the Award is void for all purposes. If the holder's employment, consulting relationship or directorship terminates because the holder becomes disabled, the Award will terminate one year after termination. If a holder retires on or after age 62, the Award will terminate one year after retirement; provided that an Incentive Option not exercised within three months after retirement will become a Non-Qualified Option. If the holder's employment, consulting relationship or directorship terminates other than for cause, disability, death or retirement and such termination occurs more than six months after the date of grant, the Award will expire one year from the date of termination with respect to Non-Qualified Options and three months from the date of termination with respect to Incentive Options. If the holder dies while employed, while a consultant, while a director or within the applicable exercisability period described above, the Award will terminate one year after the date of death. In all cases other than disability or death, the Award may be exercised only to the extent it was vested at the date the employment or consulting relationship is terminated, and only if it has not expired according to its terms. In cases of disability or death, while the holder is performing services for United, the Award will vest fully and may be exercised as to all the shares subject to the Award, but only in accordance with its original terms.

        With respect to Awards of Restricted Stock, the following provisions apply. If the holder's services terminate by reason of death or disability, all restrictions will lapse and the Award will become nonforfeitable. If the holder retires, the restrictions on a pro rata portion of the Award will lapse and become nonforfeitable and the remaining portion of the Award will be forfeited. If the holder's services are terminated other than for death, disability or retirement, the portion of the Award as to which the restrictions have not been satisfied will be forfeited.

        With respect to Stock Units, Stock Bonuses or other Common Stock Awards, the termination provisions will be as determined by the Committee.

        Award Provisions.    The Committee may, in its sole discretion, provide for such limitations and restrictions on Awards granted under the Amended Incentive Plan as it may determine from time to time. The Committee may, in its sole discretion, provide for limitations on the amount payable with respect to an Award in order to avoid the excise tax provisions of Section 4999 of the Code or may provide for cash payments to the holder of an Award to mitigate the impact of such excise tax provisions.

        Merger and Reorganization.    Upon the occurrence of (i) the merger or consolidation of United (other than a merger or consolidation in which United is the continuing company and that does not result in any changes in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of United (other than a sale in which United continues as the holding company of an entity that conducts the business formerly conducted by United), or (iii) the dissolution or liquidation of United, all outstanding Awards will terminate automatically when the event occurs, if United gives the Award holders 15 days prior written notice of the event. When the notice is given, all outstanding Awards fully vest, all restrictions will lapse, and all Awards will become payable and become exercisable prior to the event. Notice (and accelerated vesting) is not required for a merger or consolidation or for a sale if United, the successor, or the purchaser takes action with respect to outstanding Awards which, in the opinion of the Committee, is equitable and appropriate to substitute new Awards for outstanding Awards or to assume the outstanding Awards and to make such new or assumed Awards as nearly as practicable equivalent to the outstanding Awards, taking into account the assets into or for which the applicable shares of common stock may be changed, converted, or exchanged in the merger, consolidation, or sale.

        Change in Control.    Upon a "change in control" of United, without the prior approval of at least a majority of the members of the Board unaffiliated with the successor or purchaser, all outstanding Options will vest fully, all restrictions on outstanding SARs will lapse, all outstanding Stock Units will become payable and all other outstanding Awards will become exercisable or vest fully. Upon a "change in control" of United with the prior approval of at least a majority of the members of the Board unaffiliated with the successor or purchaser, and either the holder's service with United is terminated within one year after the change in control, other than for cause, or the holder resigns within one year following such date as a result of being assigned duties materially different from the holder's duties, authority or responsibilities prior to such date and United has failed to remedy the circumstances, all outstanding Options will vest fully, all restrictions on outstanding SARs will lapse, all outstanding Stock Units will become payable and all other outstanding Awards will become exercisable or vest fully. A "change in control" occurs if (i) more than 50.0% of the voting power in the election of directors of United's voting stock is acquired by any person or group and such person has the ability to elect a majority of the Board or (ii) individuals who are members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at anytime during that period, unless the election of new members was approved by the majority of the Board in office immediately prior to such 24-month period and of new members who were so approved; provided, however, any increased ownership by Liberty and its affiliates or successors or increase in the number of directors appointed or elected by Liberty and its affiliates or successors will not be a change of control.

        Amendment and Termination.    The Board may amend the Amended Incentive Plan in any respect at any time, but no amendment can impair any Award previously granted or deprive an option holder of any Common Stock acquired without the Award holder's consent. The Amended Incentive Plan will terminate on August 31, 2013, unless sooner terminated by the Board.

        Federal Income Tax Consequences.    The following summary generally describes the principal federal (but not state and local) income tax consequences of certain Awards made pursuant to the Amended Incentive Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular recipient or to United. In particular, this summary is qualified in its entirety by the discussion of Section 162(m) of the Code, discussed below under "Limitations on Deductions." The provisions of the Code and the regulation thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

        Options.    When a Non-Qualified Option is granted, there are no income tax consequences for the option holder or United. When a Non-Qualified Option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The compensation recognized by an employee is subject to income tax withholding. United is entitled to a deduction equal to the compensation recognized by the option holder for United's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        When an Incentive Option is granted, there are no income tax consequences for the option holder or United. When an Incentive Option is exercised, the option holder does not recognize income and United does not receive a deduction. The option holder must, however, treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year that the Incentive Option was exercised, there are no alternative minimum tax consequences.

        If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the Incentive Option was granted and 12 months after the Incentive Option was exercised, the amount the option holder receives upon disposition over the exercise price is treated as long-term capital gain for the option holder. United is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the Incentive Option was granted and one year after the date the Incentive Option was exercised, the option holder recognizes compensation income equal to the excess of (i) fair market value of the Common Stock on the date the Incentive Option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, United is not required to withhold. United is entitled to a deduction equal to the compensation recognized by the option holder for United's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        Stock Appreciation Rights.    For federal income tax purposes, the grant of a SAR will not result in taxable income to the holder or a tax deduction to United. Upon exercise of a SAR, the amount of cash and fair market value of shares received by the holder, less cash or other consideration paid (if any), is taxed to the holder as ordinary income and United will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding. However, if the holder receives Common Stock upon the exercise of a SAR and is then subject to the restrictions under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the holder elects otherwise, the amount of ordinary income and deduction will generally be measured at the time such restrictions lapse.

        Restricted Stock.    The award of Restricted Stock will not result in taxable income to the employee or a tax deduction to United for federal income tax purposes. Upon expiration of the Restriction Period applicable to the Restricted Stock awarded, or, if applicable, at such later date as the restrictions under Section 16(b) of the Exchange Act described above expire, the fair market value of such shares at such expiration date, less cash or other consideration paid (if any), will be included in the holder's ordinary income as compensation, except that, in the case of Restricted Stock issued at the beginning of the Restriction Period, the holder may elect to include in his ordinary income as compensation at the time the Restricted Stock is awarded, the fair market value of such shares at such time, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to Restricted Stock prior to expiration of the applicable Restriction Period will be included in the holder's ordinary income as compensation at the time of receipt. In each case, United will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

        Stock Units.    The federal income tax consequences of the award of Stock Units will depend on the conditions of the Award. Generally, the transfer of cash or property will result in ordinary income to the recipient and a tax deduction to United. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses. The recipient may generally elect to accelerate the taxable event to the date of transfer, however, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction for United occurs only when ordinary income in respect of an Award is recognized by the recipient (and then the deduction is subject to reasonable compensation and withholding requirements). Because Stock Unit Awards will be subject to whatever conditions may be determined by the Committee, the federal income tax consequences to the recipient and to United will depend on the specific conditions and terms of the Award.

        Limitations on Deductions.    Under Section 162(m) of the Code, United may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer or any one of the other four highest-paid executive officers who are employed by United on the last day of the taxable year. Certain "performance-based compensation," the material terms of which are disclosed to and approved by stockholders, is not, however, subject to this limitation on deductibility. United has structured the Amended Incentive Plan with the intention that the compensation with respect to Options would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. Compensation attributable to other Awards under the Amended Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each Award.

  The Board recommends a vote FOR the Incentive Plan Proposal.

        Benefits to be Received Under the Amended Incentive Plan.    The benefits to be received in the future under the Amended Incentive Plan are indeterminable as all grants are determined by the Committee in its discretion. However, as of October 1, 2003, the Committee had made the following grants under the Amended Incentive Plan:

New Plan Benefits

	UnitedGlobalCom, Inc. Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units(2)
Gene W. Schneider Chairman of the Board and Chief Executive Officer	$0	0
Michael T. Fries Office of the Chairman, President, and Chief Operating Officer	$66,000	300,000
Mark L. Schneider Office of the Chairman and Chief Executive Officer of chello media Division	$0	0
Frederick G. Westerman Chief Financial Officer	$44,000	200,000
Ellen P. Spangler Senior Vice President and Secretary	$38,500	175,000
Executive Group	$170,500	775,000
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$272,140	1,237,000

(1)
Dollar values are based on the spread between the approximate current fair market value of United common stock as of October 13, 2003 ($6.35) and the base price of the units ($6.13).

(2)
All units are SARs on Class A common stock that were granted on October 1, 2003. All SARs have a base price of $6.13, vest in five (5) equal annual installments commencing on October 1, 2004, and expire 10 years from the grant date. Upon exercise, the SARs are settled in either cash or stock or a combination of both, at the Committee's discretion.

        Benefits Under Other United Equity Compensation Plans as of December 31, 2002.    The following table summarizes equity compensation plan information as of December 31, 2002:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	18,030,896	$8.03	20,843,641
Equity compensation plans not approved by security holders	—	—	—
Total	18,030,896	$8.03	20,843,641

        For further discussion of the material features of the plans adopted by United, see "Stock Option Plans—Employee Plan" and "Compensation of Directors."

Executive Compensation

        The following table sets forth the aggregate annual compensation for United's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered during the fiscal years ended December 31, 2002, December 31, 2001, and December 31, 2000 ("Fiscal 2002", "Fiscal 2001" and "Fiscal 2000", respectively). The information in this section reflects compensation received by the named executive officers for all services performed for United and its subsidiaries.

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Annual Compensation Bonus($)		Other Annual Compensation ($)			Long-Term Compensation Securities Underlying Options(#)		All Other Compensation($)
Gene W. Schneider Chairman of the Board and Chief Executive Officer	2002 2001 2000	$ $ $	637,486 603,639 558,413	$ $ $	— — —	$ $ $	54,703 31,504 —	(1) (1)	4,000,000 250,000 100,000	(2) (5) (6)	$ $ $	638,935 3,149,323 6,371	(3)(4) (3)(4) (3)
Michael T. Fries Office of the Chairman (from 3/02), President and Chief Operating Officer	2002 2001 2000	$ $ $	543,120 514,406 448,173	$ $ $	— — —		11,269 12,576 2,714	(7) (7) (7)	3,350,000 500,000 200,000	(8) (5) (6)	$ $ $	27,183 6,171 6,371	(9) (9) (9)
Mark L. Schneider Office of the Chairman (from 3/02); Chief Executive Officer, UPC (until 9/01)	2002 2001 2000	$ $ $	571,010 553,654 516,585	$ $ $	— — —	$ $ $	17,481 98,665 136,777	(10) (10) (10)	1,950,000 2,500,000 300,000	(8) (12) (13)	$ $ $	6,571 6,171 6,356	(11) (11) (11)
Ellen P. Spangler Senior Vice President and Secretary	2002 2001 2000	$ $ $	304,745 288,697 263,173	$ $ $	— — —	$ $ $	— — —		$700,000 — 260,000	(8) (15)	$ $ $	7,056 6,156 6,156	(14) (14) (14)
Frederick G. Westerman III Chief Financial Officer	2002 2001 2000	$ $ $	255,538 258,957 200,000	$ $ $	— — —	$ $ $	— — —		600,000 — 235,000	(8) (16)	$ $ $	6,571 6,171 6,071	(11) (11) (11)

(1)
Reflects compensation related to executive's personal use of United's aircraft and flight crew, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2002. Such compensation is based on the Standard Industry Fare Level ("SIFL") method for valuing flights for personal use for Fiscal 2001 and Fiscal 2000. For Fiscal 2002, the value based on the SIFL method is $36,906. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Schneider's reportable income.

(2)
Pursuant to the Employee Plan, on January 30, 2002, Mr. Schneider was granted options to acquire 1,099,298 shares of Class A common stock and options to acquire 2,900,702 shares of Class B common stock.

(3)
Amount includes matching employer contributions made by United under the 401(k) Plan of $6,000, $5,100 and $5,100 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively, and term life insurance premiums paid by United for such officer's benefit.

(4)
Includes the amount of premium United paid pursuant to a split dollar life insurance policy for Mr. Schneider and his spouse of $632,392 and $3,143,152, for Fiscal 2002 (paid in January 2002) and Fiscal 2001, respectively. Following the enactment of the Sarbanes-Oxley Act of 2002, no additional premiums have been paid by United in 2002. The policy is being continued by payments made out of the cash surrender value of the policy. In the event the law is subsequently clarified to permit United to again make the premium payments on the policy, United will pay the premiums annually until the first to occur of:

(a)
the date upon which the cash surrender value of the policy is sufficient to repay United for all premiums paid and to continue the policy with no further premium payments;

(b)
death of both insureds;

(c)
the owner of the policy fails to contribute to United an amount equal to the annual economic benefit of the policy; or

(d)
the policy is otherwise terminated in accordance with its terms.

  Upon the occurrence of any of the events listed above, the owner will pay United an amount equal to the premiums paid. The policy is owned by a trust, the trustees of which are the children of Mr. Schneider. The owner has granted an assignment of the policy benefits in favor of United in the amount of the premiums paid by United.

(5)
Pursuant to the Austar United Executive Share Option Plan (the "Austar United Plan"), such officer was granted options to acquire ordinary shares of Austar United on May 12, 2001. With respect to Mr. Fries, these options were subsequently cancelled in January 2003 as a result of United's foreclosure upon collateral pledged as security for promissory notes made or guaranteed by Mr. Fries.

(6)
Pursuant to the ULA Stock Option Plan (the "ULA Plan"), such officer was granted phantom options based on shares of ULA Class A common stock on December 6, 2000.

(7)
Reflects compensation related to executive's personal use of United's aircraft and flight crew, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2002. Such compensation is based on the SIFL method for valuing flights for personal use. For Fiscal 2002, the value based on the SIFL method is $13,621. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Fries' reportable income.

(8)
Pursuant to the Employee Plan, during Fiscal 2002, such officer was granted options to acquire shares of Class A common stock. Of the options granted, 950,000 shares of Class A common stock were subsequently cancelled in January 2003 as a result of United's foreclosure upon all collateral pledged as security for promissory notes made or guaranteed by such officer.

(9)
Amount includes (i) matching employer contributions made by United under the 401(k) Plan of $5,500, $5,100 and $5,100 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively, (ii) $20,612 representing the outstanding balance of a personal loan forgiven by United in Fiscal 2002; and (iii) term life insurance benefits paid by United for such officer's benefit.

(10)
Includes compensation related to executive's personal use of United's aircraft and flight crew, which compensation has been calculated based upon the aggregate incremental cost of such usage to United for Fiscal 2002. Such compensation is based on the SIFL method for valuing flights for personal use for Fiscal 2001 and Fiscal 2000. For Fiscal 2002, the value based on the SIFL method is $18,288. In accordance with applicable Treasury Regulations, United included the amounts based on SIFL for all such years as compensation in Mr. Schneider's reportable income. In addition, Fiscal 2001 also includes $89,324 consisting of a housing allowance related to Mr. Schneider's foreign assignment, and Fiscal 2000, also includes payments related to foreign assignment consisting of a housing allowance of $114,507 and tax preparation fees.

(11)
Amount includes matching employer contributions made by United under the 401(k) Plan of $5,500, $5,100 and $5,100 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively, and term life insurance benefits paid by United for such officer's benefit.

(12)
Pursuant to UPC's Stock Option Plan, as amended (the "UPC Plan"), Mr. Schneider was granted options to acquire UPC ordinary shares A on January 30, 2001. These options were subsequently cancelled in January 2003 as a result of United's foreclosure upon all collateral pledged as security for promissory notes made or guaranteed by Mr. Schneider.

(13)
Pursuant to the Employee Plan, Mr. Schneider was granted options for shares of Class A common stock on December 6, 2000. These options were subsequently cancelled in January 2003 as a result of United's foreclosure upon all collateral pledged as security for promissory notes made or guaranteed by Mr. Schneider.

(14)
Amount includes matching employer contributions made by United under the 401(k) Plan of $6,000, $5,100 and $5,100 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively, and term life insurance premiums paid by United for such officer's benefit.

(15)
Pursuant to the Employee Plan, Ms. Spangler was granted options to acquire 175,000 shares of Class A common stock on December 6, 2000. Pursuant to the ULA Plan, Ms. Spangler was granted phantom options based on 35,000 shares of ULA common stock on December 6, 2000. Pursuant to the Austar United Plan, Ms. Spangler was granted options to acquire 50,000 ordinary shares of Austar United on December 20, 2000.

(16)
Pursuant to the Employee Plan, Mr. Westerman was granted options to acquire 150,000 shares of Class A common stock on December 6, 2000. Pursuant to the ULA Plan, Mr. Westerman was granted phantom options based on 35,000 shares of ULA common stock on December 6, 2000. Pursuant to the Austar United Plan, Mr. Westerman was granted options to acquire 50,000 Austar United ordinary shares on December 20, 2000.

        The following table sets forth information concerning options granted to each of the executive officers named in the Summary Compensation Table above during Fiscal 2002.

Option Grants in Last Fiscal Year(1)

	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted (#)					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
				Market Price on Grant Date ($/Sh)
Name			Exercise Price ($/Sh)		Expiration Date
						0% ($)	5% ($)	10% ($)
Gene W. Schneider
Class A Common	1,056,288	8.78%	$5.00	$4.65	1/30/2012	—	$2,719,266	$7,458,347
Class A Common	43,010	0.36%	$5.11	$4.65	1/30/2007	—	$35,471	$102,315
Class B Common	1,856,540	15.42%	$5.00	$4.65	1/30/2012	—	$4,779,402	$13,108,848
Class B Common	1,044,162(3)	8.68%	$5.00	$4.65	1/30/2012	—	$2,688,049	$7,372,726
Michael T. Fries
Class A Common	1,186,076	9.85%	$5.00	$4.65	1/30/2012	—	$3,053,387	$8,374,767
Class A Common	1,213,924(3)	10.09%	$5.00	$4.65	1/30/2012	—	$3,125,077	$8,571,399
Class A Common	950,000(4)	7.89%	$1.40	$4.97	5/7/2012	$3,391,50	$6,360,826	$10,916,355
Mark L. Schneider
Class A Common	1,000,000	8.31%	$5.00	$5.57	3/22/2012	$570,000	$4,072,943	$9,447,146
Class A Common	950,000(4)	7.89%	$1.40	$4.97	5/7/2012	$3,391,500	$6,360,826	$10,916,355
Ellen P. Spangler
Class A Common	646,519	5.37%	$5.00	$4.65	1/30/2012	—	$1,664,372	$4,565,008
Class A Common	53,481(3)	0.44%	$5.00	$4.65	1/30/2012	—	$137,679	$377,624
Frederick G. Westerman III
Class A Common	564,346	4.69%	$5.00	$4.65	1/30/2012	—	$1,452,830	$3,984,792
Class A Common	35,654(3)	0.30%	$5.00	$4.65	1/30/2012	—	$91,786	$251,749

(1)
Except as otherwise noted, all the stock options granted during Fiscal 2002 vest as to 1/8th of the shares 6 months after grant date and thereafter in 42 equal monthly increments. Vesting of the options granted would be accelerated upon a change of control of United as defined in the Employee Plan.

(2)
The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the underlying securities of the respective options, continued employment of the optionee through the term of the options and other factors.

(3)
The stock option vested 25% on date of grant and thereafter vests in 36 equal monthly increments.

(4)
The stock option was cancelled in January 2003, in connection with the foreclosure on the collateral for promissory notes of such officer.

        The following table sets forth information concerning the exercise of options and concerning unexercised options held by each of the executive officers named in the Summary Compensation Table above as of the end of Fiscal 2002. The table does not include information concerning options or phantom shares that were cancelled in September 2003 when United Pan-Europe Communications N.V. ("UPC") completed a voluntary reorganization proceeding under Chapter 11 of the U.S. Bankruptcy Code.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)(1)		Value of Unexercised In-the-Money Options at FY-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gene W. Schneider
Class A common stock	—	—	1,166,318	874,473	—	—
Class B common stock	—	—	1,150,633	1,750,069	—	—
Austar United Shares	—	—	2,278,316	125,000	—	—
ULA Phantom Shares (3)	—	$1,407,500	50,000	50,000	—	—
chello broadband Shares (4)	—	—	109,375	15,625	—	—
Michael T. Fries (5)
Class A common stock	—	—	1,489,980	2,349,228	$160,583	$791,667
Austar United Shares	—	—	6,279,285	250,000	—	—
ULA Phantom Shares (3)	—	$120,875	100,000	100,000	—	—
chello broadband Shares (4)	—	—	46,775	9,375	—	—
Mark L. Schneider (5)
Class A common stock	—	—	516,181	1,754,167	$158,333	$791,667
chello broadband Shares (4)	—	—	145,834	15,625	—	—
Ellen P. Spangler
Class A common stock	—	—	518,382	622,746	$4,200	—
Austar United Shares	—	—	358,618	35,913	—	—
ULA Phantom Shares (3)	—	$167,389	22,500	18,750	—	—
chello broadband Shares (4)	—	—	21,875	3,125	—	—
Frederick G. Westerman III
Class A common stock	—	—	392,795	547,205	—	—
Austar United Shares	—	—	270,239	66,870	—	—
ULA Phantom Shares (3)	—	—	24,792	20,625	—	—
chello broadband Shares (4)	—	—	12,500	3,125	—	—

(1)
The number of securities underlying options have been adjusted to reflect the relinquishment of options under Asia/Pacific's phantom stock option plan in exchange for options under the Austar United Plan in July 1999.

(2)
The value of the options reported above is based on the following December 31, 2002 closing prices: $2.40 per share of Class A common stock as reported by the Nasdaq National Market, and A$0.170 (US$0.095 based on a 1.7819 conversion rate on December 31, 2002) per Austar United ordinary share as reported by the Australian Stock Exchange Limited. The value for the phantom options of ULA is based on the fair market value of $0.00 per share as determined by the Board at or prior to December 31, 2002, and the value of an option of chello broadband is 1.5 times the fair market value of a UPC ordinary share A on December 31, 2002.

(3)
Represents the number of shares underlying phantom stock options that ULA may pay in cash or shares of Class A common stock of United or, if publicly traded, shares of ULA, at its election upon exercise thereof.

(4)
Represents the number of shares underlying phantom stock options, which chello broadband may pay in cash or shares of Class A common stock of United or ordinary shares A of UPC or, if publicly traded, ordinary shares of chello broadband, at its election upon exercise thereof.

(5)
In January 2003, United foreclosed upon all collateral pledged as security for promissory notes made or guaranteed by Mr. Fries and Mr. M. Schneider, respectively. As a result, all options reported in this table have been cancelled, except options for 2,400,000 Class A common stock granted to Mr. Fries, of which 867,429 shares were exercisable at December 31, 2002, and except for options for 1,000,000 shares of Class A common stock granted to Mr. M. Schneider, of which 187,500 shares were exercisable at December 31, 2002.

Stock Option Plans

        Employee Plan.    On June 1, 1993, UGC Holdings' Board of Directors adopted the Employee Plan. The stockholders of UGC Holdings approved and ratified the Employee Plan, which was effective as of June 1, 1993. United adopted the Employee Plan incident to a series of transactions with UGC Holdings and Liberty, which restructured and recapitalized United's business (the "merger transaction"). The Employee Plan provides for the grant of options to purchase up to 39,200,000 shares of Class A common stock, of which options for up to 3,000,000 shares of Class B common stock may be granted in lieu of options for shares of Class A common stock, to employees and consultants who are selected for participation in the Employee Plan. The Employee Plan is construed, interpreted and administered by the Committee. The Committee has discretion to determine the employees and consultants to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the Class A or Class B common stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised), and certain other provisions relating to the options.

        At December 31, 2002, employees had options to purchase an aggregate of 13,950,896 shares of Class A common stock outstanding under the Employee Plan at exercise prices ranging from $1.40 per share to $86.50 per share and options to purchase an aggregate of 3,000,000 shares of Class B common stock at exercise prices ranging from $4.75 per share to $5.00 per share. Options covering no more than 5,000,000 shares of Class A and Class B common stock may be granted to a single participant during any calendar year. The Employee Plan expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter.

        UGC Europe, Inc. Equity Incentive Plan.    UGC Europe, Inc. adopted the UGC Europe, Inc. Equity Incentive Plan (the "UGC Europe Plan") effective September 2, 2003. The Plan was subsequently amended on October 7, 2003. In general, the terms of the UGC Europe Plan mirror the terms of the Amended Incentive Plan. However, only 2,500,000 shares of UGC Europe, Inc. stock are reserved for award grants under the UGC Europe Plan, all of which may be granted as incentive stock options. The maximum number of shares with respect to which a participant may receive options and SARs in any calendar year is 500,000.

        chello broadband Foundation Stock Option Plan.    chello broadband adopted its Foundation Stock Option Plan (the "chello broadband Plan") on June 23, 1999. Under the chello broadband Plan, UPC's Supervisory Board may grant stock options to employees subject to approval of chello broadband's priority shareholders, at fair market value at the time of grant. To date, chello broadband has granted options for 550,000 ordinary shares under the chello broadband Plan of which options for 300,000 ordinary shares are outstanding at December 31, 2002. Options under the chello broadband Plan are granted at fair market value at the time of grant unless determined otherwise by UPC's Supervisory Board. All the shares underlying the chello broadband Plan are held by Stichting Administratiekantoor chello broadband, a stock option foundation, which administers the chello broadband Plan. Each option represents the right to acquire from the foundation a certificate representing the economic value of one share.

        All options are exercisable upon grant and for the next five years. In order to introduce the element of "vesting" of the options, the chello broadband Plan provides that, even though the options are exercisable upon grant, the options are subject to repurchase rights reduced by equal monthly amounts over a "vesting" period of 48 months following the date of grant. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options previously exercised must be resold to the foundation at the original purchase price and all vested options must be exercised within 30 days of the termination date.

        chello broadband Phantom Stock Option Plan.    Effective June 19, 1998, chello broadband adopted its Phantom Stock Option Plan (the "chello broadband Phantom Plan"). The chello broadband Phantom Plan is administered by UPC's Supervisory Board. The phantom options are granted at an option price equal to the fair market value at the time of grant and generally vest in equal monthly increments over the four-year period following the effective date of grant. All options must be exercised within 90 days after the end of employment. If such employment continues, all options must be exercised not more than 10 years following the effective date of grant. The chello broadband Phantom Plan gives the employee the right to receive payment equal to the difference between the fair market value of a share of chello broadband and the exercise price for the portion of the rights vested. chello broadband, at its sole discretion, may make the required payment in cash, freely tradable shares of United's Class A common stock or UPC ordinary shares A, or, if chello broadband's shares are publicly traded, its freely tradable ordinary shares A. At December 31, 2002, options based on approximately 838,405 phantom shares remained outstanding. The chello broadband Phantom Plan expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter.

        Austar United Executive Share Option Plan.    Austar United adopted its Executive Share Option Plan (the "Austar United Plan") in June 1999. Under the Austar United Plan, the Austar United board of directors may grant options to Austar United employees and directors. At December 31, 2002, Austar United had options for 48,180,376 ordinary shares outstanding under the Austar United Plan. The number of shares available for the granting of options is determined by the Austar United Board of Directors, subject to a maximum of 6.0% of the outstanding Austar United ordinary shares. The Austar United Board of Directors has discretion to determine the employees and directors to whom options are granted, the number of shares subject to options, the exercise price of the options, the exercise period, which may not exceed 10 years from grant date, and certain other provisions relating to the options. Any grants to directors, however, are subject to shareholder approval. In general, options granted under the Austar United Plan vest over four years in 48 equal monthly installments. If an employee's employment terminates other than in the case of death or disability or the like, all unvested options lapse and all vested options must be exercised within 90 days of the termination date.

        United Latin America Stock Option Plan.    Effective June 6, 1997, ULA adopted its Stock Option Plan (the "ULA Plan"). The ULA Plan permits grants of phantom stock options and incentive stock options. To date, only phantom stock options have been granted. The ULA Plan is administered by ULA's board of directors and approved by the Board. The number of shares available for grant under the ULA Plan is 2,500,000. Phantom options may be granted for a term of up to 10 years and vest over four years in 48 equal monthly installments. The phantom options give the holder the right with respect to vested options to receive a cash payment equal to the difference between the fair market value of a share of ULA stock and the option base price per share. Upon exercise and at the sole discretion of ULA, the options may be awarded in cash or in shares of United's Class A common stock, or, if publicly traded, shares of ULA common stock. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options lapse and all vested options must be exercised within 90 days of the termination date. At December 31, 2002, options based on 674,739 shares were outstanding under the ULA Plan. The ULA Plan expired June 1, 2003. Options outstanding prior to such date shall continue to be recognized, but no new grants of options may be made thereafter.

Compensation of Directors

        Until April 1, 2003, United compensated its outside directors at $500 per month and $1,000 per board and committee meeting attended ($500 for telephonic meetings). Commencing April 1, 2003, United compensates its outside directors at $20,000 per year and $1,500 per board and committee meeting attended ($750 for telephonic meetings). Directors who are also employees of United receive no additional compensation for serving as directors. United reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board. In addition, under the Stock Option Plan for Non-Employee Directors effective June 1, 1993 (the "1993 Plan"), established by UGC Holdings and assumed by United on January 30, 2002, each non-employee director received options for 20,000 shares of Class A common stock upon the effective date of the 1993 Plan or upon election to the Board, as the case may be. Options for UGC Holdings shares granted under the 1993 Plan prior to the merger transaction are now exercisable for shares of Class A common stock. Effective March 14, 2003, the Board terminated the 1993 Plan. At the time of termination, United had granted options for an aggregate of 860,000 shares of Class A common stock, of which options for 271,667 shares have been cancelled. Options outstanding at termination shall continue to be recognized, but no new grants of options may be made. Options granted under the 1993 Plan vest 25% on the first anniversary of the respective dates of grant and thereafter in 36 equal monthly increments. Such vesting is accelerated upon a "change of control" of United.

        The non-employee directors also participate in the Stock Option Plan for Non-Employee Directors effective March 20, 1998 (the "1998 Plan"), established by UGC Holdings and assumed by United on January 30, 2002. Pursuant to the 1998 Plan, Messrs. Cole and Malone have each been granted options to acquire an aggregate of 180,000 shares of Class A common stock and Messrs. Carollo and Rochelle have each been granted options to acquire an aggregate of 140,000 shares of Class A common stock. Messrs. Bennett and Howard have each been granted options for an aggregate of 80,000 shares of Class A common stock. Options for UGC Holdings shares granted under the 1998 Plan prior to the merger transaction are now exercisable for shares of United's Class A common stock. All options under the 1998 Plan have been granted at the fair market value of the shares at the time of grant, except the options granted to Messrs. Bennett and Howard, which were granted at greater than fair market value at the time of grant. Additional participation in the 1998 Plan is at the discretion of the Board. Options for an aggregate of 3,000,000 shares of Class A common stock may be granted under the 1998 Plan. As of March 1, 2003, under the 1998 Plan, United has granted options for an aggregate of 1,080,000 shares of Class A common stock. In addition, options for 247,500 shares have been cancelled, and 2,167,500 shares are available for future grants. All options under the 1998 Plan vest in 48 equal monthly installments commencing on the respective dates of grant.

        There are no other arrangements whereby any of United's directors received compensation for services as a director during Fiscal 2002 in addition to or in lieu of that specified by the aforementioned standard arrangement.

Compensation Committee Interlocks and Insider Participation

        In connection with the merger transaction, the Board passed a resolution appointing all outside directors of United as members of the Committee. The current members of the Committee are Messrs. Bennett, Carollo, Cole, Dick (since his appointment on March 14, 2003), Howard, Malone, Mr. Koff (since his appointment on September 19, 2003) and Rochelle. Each of such committee members is not and has not been an officer of United or any of its subsidiaries. None of United's executive officers has served as a director or member of a compensation committee of another company that had an executive officer also serving as a director or member of the Committee.

Limitation of Liability and Indemnification

        United's Restated Certificate of Incorporation eliminates the personal liability of the directors to United and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Restated Certificate of Incorporation and Bylaws provide that United shall indemnify its officers and directors to the fullest extent permitted by law. United believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

FORWARD LOOKING STATEMENTS

        We caution you that certain information in this proxy statement contains, in addition to historical information, certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's beliefs, as well as on assumptions made by and information currently available to management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from what we say or imply with such forward-looking statements. All statements other than statements of historical fact included herein may constitute forward-looking statements. In addition, when we use the words "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "plans," "seeks" or "continues" or the negative thereof or similar expressions herein, we intend to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, national and international economic and market conditions, competitive activities or other business conditions, and customer reception of our existing and future services. These forward-looking statements may include, among other things, statements concerning our plans, objectives and future economic prospects, closing of the share exchange transaction between Liberty and our founding stockholders, potential benefits from and results of the consummation of the Exchange Offer and the Merger, our and Europe Acquisition's intent to effect the Merger, expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should be aware that the video, telephone and Internet access services industries are changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent herein are subject to a greater degree of risk than similar statements regarding certain other industries.

        Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, we cannot assure you that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied from such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among other things, whether we and/or some of our subsidiaries will continue as going concerns, changes in television viewing preferences and habits by our subscribers and potential subscribers and their acceptance of new technology, programming alternatives and new video services that we may offer. They also include our subscribers' acceptance of our newer digital video, telephone and Internet access services, our ability to manage and grow our newer digital video, telephone and Internet access services, our ability to secure adequate capital to fund other system growth and development and planned acquisitions, our ability to successfully close proposed transactions and restructurings, risks inherent in investment and operations in foreign countries, changes in government regulation and changes in the nature of key strategic relationships with joint venture partners. With respect to the closing of the founder share exchange agreement with Liberty, the potential benefits and results of the consummation of the Exchange Offer and our and Europe Acquisition's intent to effect the Merger, factors include actions of governmental and regulatory authorities, third parties, litigation, general economic and other conditions and adverse changes in our financial condition, results of operations or businesses. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our discussion of these factors. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. We caution you, however, that this list of risk factors and other cautionary language contained herein may not be exhaustive.

        Notwithstanding any statement in the Prospectus or in any press release United has filed herewith or incorporated herein by reference, we acknowledge that the safe harbor for forward-looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act and added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with the exchange offer.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this proxy statement, to the extent that a statement contained in or omitted from this proxy statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. This proxy statement incorporates by reference the documents described below that have been previously filed with the SEC. These documents contain important information about us and UGC Europe. The following reports and documents that we (SEC File No. 000-49658) have previously filed with the SEC are incorporated by reference:

  •
  Audited consolidated financial statements for the year ended December 31, 2002 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on April 10, 2003, as amended on Form 10-K/A filed on November 14, 2003 (the "United Annual Report"), including supplementary financial information;

  •
  Management's Discussion and Analysis of Financial Condition and Results of Operations set out under Item 7 of the United Annual Report;

  •
  Quantitative and Qualitative Disclosures About Market Risk set out under Item 7A of the United Annual Report;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (filed on May 15, 2003) and June 30, 2003 (filed on August 14, 2003), both as amended on Form 10-Q/A filed on November 14, 2003, and for the quarter ended September 30, 2003 filed on November 14, 2003; and

  •
  The section entitled "Chapter IV – Selected Financial Information—Unaudited Pro Forma Condensed Consolidated Financial Information" in our registration statement on Form S-4 filed on October 6, 2003, as such section may be amended or supplemented.

  •
  Our Current Reports on Form 8-K as follows:

Date of Report	Date of Filing
November 12, 2003	November 13, 2003
November 7, 2003	November 10, 2003
November 4, 2003	November 5, 2003
October 20, 2003	October 23, 2003
October 6, 2003	October 6, 2003

        We also incorporate by reference the following reports filed by UGC Europe and its predecessor UPC (SEC File No. 000-25365) with the SEC.

  •
  UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 31, 2003, as amended on Form 10-K/A filed on November 13, 2003 (the "UPC Annual Report"), including supplementary financial information;

  •
  UPC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (filed on May 15, 2003) and June 30, 2003 (filed on August 14, 2003), both as amended on Form 10-Q/A filed on November 13, 2003, and for the quarter ended September 30, 2003 filed on November 13, 2003;

  •
  UGC Europe's Current Report on Form 8-K12G3 filed on September 3, 2003; and

  •
  UGC Europe's and UPC's Current Reports on Form 8-K as follows:

Date of Report	Date of Filing
November 12, 2003	November 14, 2003
October 30, 2003	November 4, 2003
October 27, 2003	October 28, 2003
September 3, 2003	September 3, 2003
September 3, 2003	September 3, 2003
August 28, 2003	August 29, 2003
August 26, 2003	August 27, 2003
August 14, 2003	August 19, 2003
August 14, 2003	August 14, 2003
July 28, 2003	July 29, 2003
July 15, 2003	July 15, 2003
July 7, 2003	July 9, 2003
June 20, 2003	June 20, 2003
April 24, 2003	April 24, 2003
April 15, 2003	April 15, 2003
March 21, 2003	March 25, 2003
March 12, 2003	March 14, 2003
February 28, 2003	February 28, 2003
February 24, 2003	February 25, 2003
February 20, 2003	February 21, 2003
January 9, 2003	January 15, 2003
January 9, 2003	January 9, 2003
January 8, 2003	January 8, 2003

        All documents filed by us and UGC Europe pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and prior to the Meeting shall also be deemed to be incorporated by reference into this proxy statement as of the dates of filing of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We and UGC Europe, as reporting companies, are subject to the informational requirements of the Securities Exchange Act of 1934 and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our and UGC Europe's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as the complete S-4 registration statement, may be accessed free of charge through our website as soon as reasonably practicable after we or UGC Europe, as the case may be, have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct & Ethics is available on our website and amendments to and waivers from such Code will be disclosed through our website. The address of our website is www.unitedglobal.com and the address of UGC Europe's website is www.ugceurope.com; however, the information found on these websites is not part of this proxy statement.

        Our Class A common stock and UGC Europe's common stock are traded on the Nasdaq National Market, and copies of reports, proxy statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        This document incorporates important business and financial information about us and UGC Europe from documents filed with the SEC that have not been included in or delivered with this document. This information is available at the Internet website that the SEC maintains at www.sec.gov, as well as from other sources. You may also request copies of these documents from us, without charge, upon written or oral request to:

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
Attn: Investor Relations Department
(303) 770-4001

        In order to receive timely delivery of the documents, you must make your request no later than December 8, 2003.

CLASS A COMMON STOCK	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Proposals stated below.

PROPOSAL 1: Approval of the issuance of a total of up to 171,238,160 shares of UnitedGlobalCom, Inc. Class A common stock, which will be issued in connection with the offer by a subsidiary of UnitedGlobalCom to exchange 10.3 shares of UnitedGlobalCom Class A common stock for each outstanding share of UGC Europe, Inc. common stock not owned by UnitedGlobalCom or its subsidiaries that is validly tendered and not properly withdrawn on or before the expiration date of the exchange offer, and the subsequent merger of UGC Europe with a subsidiary of UnitedGlobalCom.	FOR ☐	AGAINST ☐	ABSTAIN ☐
PROPOSAL 2: Approval of UnitedGlobalCom's amended Equity Incentive Plan for employees, directors and consultants.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature	Signature	Date

Please sign exactly as name appears above. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ucoma		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITEDGLOBALCOM, INC.

CLASS A COMMON STOCK

Proxy for Special Meeting of Stockholders to be held on December 17, 2003

        The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on December 17, 2003, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on November 14, 2003, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL AND THE INCENTIVE PLAN PROPOSAL. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.

        This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting and the Proxy Statement relating to the meeting is hereby acknowledged.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

You can now access your UnitedGlobalCom account online.

Access your UnitedGlobalCom shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for UnitedGlobalCom, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

 The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•    SSN or Investor ID
•    Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
You are now ready to log in. To access your account please enter your:

•    SSN or Investor ID
•    PIN
•    Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•    Certificate History
•    Book-Entry Information
•    Issue Certificate
•    Payment History
•    Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To be held on December 17, 2003
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
PROPOSAL 1—Issuance of United Class A Common Shares
The Board recommends a vote FOR the Share Issuance Proposal.
PROPOSAL 2—Approval of the Amended Incentive Plan
New Plan Benefits
Summary Compensation Table
Option Grants in Last Fiscal Year(1)
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
FORWARD LOOKING STATEMENTS
INCORPORATION OF INFORMATION BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION